Exhibit 99.1

IN THE UNITED STATES DISTRICT COURT FOR THE MIDDLE DISTRICT OF PENNSYLVANIA

UNITED STATES OF AMERICA	:
Plaintiff	:
	:	Crim. No. 12-CR-00291
v.	:
:
	:	(J. Conner)
MONEYGRAM INTERNATIONAL, INC.,	:
Defendant	:

JOINT NOTICE OF SECOND AMENDMENT TO AMENDMENT TO AND EXTENSION OF DEFERRED PROSECUTION AGREEMENT

The United States of America, by and through its attorneys of record, the United States Department of Justice, Criminal Division, Money Laundering and Asset Recovery Section and the United States Attorney’s Office for the Middle District of Pennsylvania, and Defendant MoneyGram International, Inc., (“MoneyGram”), by and through its attorneys of record (collectively, “the Parties”), hereby provide notice to the Court of the second amendment to the Amendment to and Extension of Deferred Prosecution Agreement:

1.    On November 9, 2012, the United States filed a Deferred Prosecution Agreement (the “DPA”) that deferred prosecution of MoneyGram for five years on a two-count Criminal Information charging aiding and abetting wire fraud, 18 U.S.C. §§ 1343 and 2, and violation of the Bank Secrecy Act, 31 U.S.C. §§ 5318(h) and

5322. ECF No. 3. As part of the DPA, MoneyGram, among other things, waived its right to an indictment and all rights to a speedy trial, and admitted, accepted, and acknowledged that it was responsible for the acts charged in the two-count Information and Statement of Facts filed with the DPA.

2.    On November 28, 2012, the Court held an initial appearance in the matter. At that proceeding, the Court accepted the deferral of prosecution during the term of the DPA. ECF No. 11.

3.    On November 8, 2018, the Parties filed the Amendment to and Extension of Deferred Prosecution Agreement (the “Amendment”), which extended the term of the DPA continuing to defer prosecution of MoneyGram for aiding and abetting wire fraud and violation of the Bank Secrecy Act through May 10, 2021, and amended certain terms of the DPA. ECF No. 34, No. 34-1.

4.    As part of the Amendment, MoneyGram admitted that weaknesses in its anti-money laundering and anti-fraud programs caused a substantial rise in consumer fraud transactions. ECF No. 34 ¶ 1. MoneyGram admitted that it processed at least $125 million in additional consumer fraud transactions between April 2015 and October 2016 as a result of these failures. Id. MoneyGram further agreed to forfeit $125 million, with $70 million due within ten days after the Court issued the order excluding time under the Speedy Trial Act and $55 million due within eighteen months of the execution of the Amendment. ECF No. 34-1 ¶ 11.

5.    On November 9, 2018, the Court granted the Parties’ joint motion to exclude time through May 10, 2021 pursuant to the Speedy Trial Act. ECF No. 35.

6.    In November 2018, MoneyGram forfeited $70 million pursuant to the Amendment.

7.    In early 2020, MoneyGram informed the United States that its circumstances had changed since entering into the Amendment and if it were required to make the final $55 million payment without a further extension or reduction or without sufficient increases in cash flows or obtaining additional working capital, there could have been a material adverse effect on the Company’s business and financial conditions, among other things.

8.    To allow the United States an opportunity to assess MoneyGram’s representations regarding the changed circumstances, the United States agreed to amend the Amendment to extend the deadline for MoneyGram to make its payment of $55 million by six (6) months.

9.    On February 25, 2020, the Parties filed a Joint Notice of Amendment to Amendment to and Extension of Deferred Prosecution Agreement which notified the court of the United States’ extension of MoneyGram’s deadline to make its payment of $55 million to November 8, 2020. ECF No. 38.

10.    MoneyGram has informed the United States that its changed circumstances continue and has requested further extension or reduction of the final payment of $55 million. The United States continues to assess MoneyGram’s representations regarding its changed circumstances and has agreed to extend the deadline for MoneyGram to make its payment of $55 million by an additional six (6) months. The United States has made no determination regarding whether a reduction is warranted.

11.    In addition, based on MoneyGram’s representations and reporting during the term of the DPA, the Parties have agreed to amend the Amendment to require MoneyGram to report certain information to the United States quarterly rather than monthly.

12.    The term of the DPA remains the same and all other terms remain in full force and effect.

13.    WHEREFORE, based on all of the above, the Parties provide notice that they have agreed and stipulated to:

a.     Amend Paragraph 11 of the Amendment to and Extension of the Deferred Prosecution Agreement as follows: MoneyGram shall pay the remaining sum of $55 million plus any associated transfer fees no later than May 9, 2021; and

b.    Amend the following paragraphs of the Amendment to and Extension of the Deferred Prosecution Agreement to permit MoneyGram to report certain information quarterly: Paragraph 6, Paragraph 7, and Paragraph 8.

Respectfully submitted,

DAVID J. FREED	DEBORAH L. CONNOR
United States Attorney Middle District of Pennsylvania	Chief, Money Laundering and Asset Recovery Section
United States Department of Justice

/s/ Kim Douglas Daniel	/s/ Margaret A. Moeser
KIM DOUGLAS DANIEL	MARGARET A. MOESER
Assistant U.S. Attorney	Trial Attorney

Attorneys for UNITED STATES OF AMERICA

/s/ Ephraim Wernick
Ephraim Wernick
VINSON & ELKINS LLP 2200 Pennsylvania Avenue NW
Suite 500 West
Washington, DC 20037

Attorney for Defendant
MONEYGRAM INTERNATIONAL, INC.

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